As filed with the Securities and Exchange Commission on June 2, 2003
                                                      Registration No. 333-88538
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          IMAGISTICS INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                          06-1611068
           (State or other juris-                            (I.R.S. Employer
           diction of incorporation                          Identification
           or organization)                                  Number)


                                100 OAKVIEW DRIVE
                           TRUMBULL, CONNECTICUT 06611
                                 (203) 365-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


           IMAGISTICS INTERNATIONAL INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)


                               MARK S. FLYNN, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                          IMAGISTICS INTERNATIONAL INC.
                                100 OAKVIEW DRIVE
                           TRUMBULL, CONNECTICUT 06611
                                 (203) 365-7000
 (Name, address and telephone number, including area code, of agent for service)


 Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              MICHAEL GRUNDEI, ESQ.
                                WIGGIN & DANA LLP
                               400 ATLANTIC STREET
                           STAMFORD, CONNECTICUT 06901
                                 (203) 363-7600


================================================================================

                                EXPLANATORY NOTE

         This Post Effective Amendment is being filed to reflect the amendment of certain terms of the Registrant's Employee Stock Purchase Plan.


                                     PART I

ITEM 1.    PLAN INFORMATION

         Not required to be filed with this registration statement.

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Imagistics International Inc. (the "Registrant" or the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") (File No. 1-16449), are incorporated by reference herein:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2002.

         (b) The Company's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2003.

         (c) The Company's Proxy Statement filed on April 14, 2003.

         (d) The Company's Current Reports on Form 8-K filed on May 8, 2003 and May 21, 2003.

         (e) The description of the Company's Common Stock and the Rights contained in the Company's Registration Statement on Form 10 dated November 14, 2001 (the "Form 10").

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Registrant will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents should be submitted in writing, addressed to the office of the Corporate Secretary, Imagistics International Inc., 100 Oakview Drive, Trumbull, Connecticut 06611.

ITEM 4.    DESCRIPTION OF SECURITIES

         Not applicable, see Item 3(e) above.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such an officer or director actually and reasonably incurred.

         In accordance with the Delaware Law, the Registrant's Certificate of Incorporation contains a provision to limit the personal liability of the Registrant's directors for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. In addition, the holders of Common Stock are deemed to have consented to certain provisions of the Certificate of Incorporation under which certain allocations of corporate opportunities are not deemed to breach a director's fiduciary duty of loyalty.

         The Registrant's Certificate of Incorporation provides for indemnification of the Registrant's officers and directors to the full extent permitted by applicable law.

         In addition, the Registrant will maintain directors' and officers' liability insurance.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.    EXHIBITS

Exhibit
No.               Description
---               -----------

4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K for the year ended December 31, 2001) *

4.2 Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Company's Form 10) *

4.3 Rights Agreement (incorporated by reference to Exhibit 10.18 to the Company's Form 10-K for the year ended December 31, 2001) *

4.4      Imagistics International Inc. Employee Stock Purchase Plan +

4.5 First Amendment to the Imagistics International Inc. Employee Stock Purchase Plan

4.6 First Amendment Agreement to Rights Agreement between the Registrant and its rights agent (incorporated by reference to Exhibit 10.30 to the Registrant's Form 10-Q for the quarter ended June 30, 2002) *

4.7 Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant's Form 10-Q for the quarter ended June 30, 2002) *

5.1      Opinion of Wiggin & Dana LLP +

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of Wiggin & Dana LLP (filed as part of Exhibit 5) +

24.1     Powers of Attorney +
--------------------
* Incorporated herein by reference.
+ Previously filed.

ITEM 9.    UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement;

         (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trumbull, State of Connecticut, on this 2nd day of June, 2003.

                                   IMAGISTICS INTERNATIONAL INC.



                                   By:   /s/ Mark S. Flynn
                                      ------------------------------------------
                                   Mark S. Flynn
                                   Vice President, General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                     Date
---------                                  -----                                     ----

  /s/ Marc C. Breslawsky*                  Chairman,                            June 2, 2003
------------------------------------       Chief Executive Officer and
Marc C. Breslawsky                         Director (principal executive
                                           officer)



  /s/ Joseph D. Skrzypczak*                Chief Financial Officer              June 2, 2003
------------------------------------       (principal financial officer)
Joseph D. Skrzypczak



  /s/ Timothy E. Coyne*                    Controller                           June 2, 2003
------------------------------------       (principal accounting officer)
Timothy E. Coyne



  /s/ Thelma R. Albright*                  Director                             June 2, 2003
------------------------------------
Thelma R. Albright

  /s/ T. Kevin Dunnigan*                   Director                             June 2, 2003
------------------------------------
T. Kevin Dunnigan



  /s/ Ira D. Hall*                         Director                             June 2, 2003
------------------------------------
Ira D. Hall



  /s/ Craig R. Smith*                      Director                             June 2, 2003
------------------------------------
Craig R. Smith



  /s/ James A. Thomas*                     Director                             June 2, 2003
------------------------------------
James A. Thomas



  /s/ Mark S. Flynn
----------------------------------------------
* By Mark S. Flynn
Attorney-in-fact

                                INDEX TO EXHIBITS

Exhibit
No.               Description
---               -----------


4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K for the year ended December 31, 2001) *

4.2 Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Company's Form 10) *

4.3 Rights Agreement (incorporated by reference to Exhibit 10.18 to the Company's Form 10-K for the year ended December 31, 2001) *

4.4      Imagistics International Inc. Employee Stock Purchase Plan +

4.5 First Amendment to the Imagistics International Inc. Employee Stock Purchase Plan

4.6 First Amendment Agreement to Rights Agreement between the Registrant and its rights agent (incorporated by reference to Exhibit 10.30 to the Registrant's Form 10-Q for the quarter ended June 30, 2002) *

4.7 Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant's Form 10-Q for the quarter ended June 30, 2002) *

5.1      Opinion of Wiggin & Dana LLP +

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of Wiggin & Dana LLP (filed as part of Exhibit 5) +

24.1     Powers of Attorney +
--------------------
* Incorporated herein by reference.
+ Previously filed.

                                                                     EXHIBIT 4.5

                                 FIRST AMENDMENT
                                     TO THE
           IMAGISTICS INTERNATIONAL INC. EMPLOYEE STOCK PURCHASE PLAN

1. The third paragraph of Section 4 of the Plan is hereby amended in its entirety to read as follows:

                  "Compensation" shall mean a Participant's base salary earnings for the Offering Period determined, on or after July 1, 2003, as of the September 30th prior to the Plan Year in which such Offering Period falls, provided, however, that if a Participant was not employed by the Company as of such September 30th, Compensation shall be determined as of the commencement of the Offering Period. With respect to Participants paid partially or entirely on commission, "Compensation" shall mean such Participant's Average Benefit Base Rate of compensation for the Offering Period. With respect to Offering Periods commencing on and after July 1, 2003 for commissioned salespersons with twelve (12) or more months of service with the Company determined as of September 30th prior to the Plan Year in which such Offering Period falls, "Average Benefit Base Rate" shall equal an amount, determined by taking such individual's annualized average of base salary plus commissions computed as of September 30th prior to the Plan Year in which such Offering Period falls, using data from the prior 12-month period ending on such September 30th. With respect to Offering Periods commencing on and after July 1, 2003 for commissioned salespersons with fewer than twelve (12) months of service (such service being determined as previously stated), "Average Benefit Base Rate" shall consist only of base salary as of September 30th prior to the Plan Year in which the Offering Period falls. In the event that Average Benefit Base Rate cannot be determined as of such September 30th because the commissioned salesperson was not then employed by the Company, Average Benefit Base Rate shall be base salary determined as of the commencement of the Offering Period. In all cases, Compensation and ABBR shall be determined excluding renewal commissions, bonuses, overtime, merit increases and any extra compensation, but shall not be reduced by pre-tax deductions made to the Imagistics International Inc. 401(k) Plan, medical and dental plan, or health care and dependent care flexible spending accounts. With respect to Offering Periods ending before July 1, 2003, "Average Benefit Base Rate" shall equal an amount determined, by taking the prior year's year regular earnings from January 1 through August 31 of such year, plus commissions for the same period, divided by 8 and multiplied by the number of months in the Offering Period.

2. The last sentence of Section 14 of the Plan is hereby amended, effective as of March 1, 2003, to read as follows:

         The Committee may also amend or alter the Plan from time to time in a manner not inconsistent with the Board's power to amend, suspend, or discontinue the Plan including, without limitation by changing the definition of Compensation and Average Benefit Base Rate from which Payroll Deductions may be made.

                                        IMAGISTICS INTERNATIONAL INC.



                                        By  Mark S. Flynn
                                          --------------------------------------
                                             Its Vice President, General Counsel
                                             and Secretary

                                                                    EXHIBIT 23.1

Consent of Independent Accountants

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2003, except for Note 16, as to which the date is March 5, 2003, relating to the consolidated financial statements of Imagistics International Inc., which appears in Imagistics International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 4, 2003, except for Note 16, as to which the date is March 5, 2003, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut

May 30, 2003